Exhibit 107

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

L3Harris Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities (1)	457(r) (2)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, without par value (1)	457(r) (2)	(1)	(1)	(1)	(2)	(2)

	Equity	Common Stock, par value $1.00 per share (1)	457(r) (2)	(1)	(1)	(1)	(2)	(2)

	Other	Depository Shares (1)	457(r) (2)	(1)	(1)	(1)	(2)	(2)

	Other	Stock or Debt Warrants (1)	457(r) (2)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate offering or number of securities of each class identified is being registered as may be offered from time to time at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction. The securities registered hereunder also include an indeterminate number of securities as may from time to time be issued upon conversion or exchange for debt securities, shares of preferred stock or depositary shares, or upon exercise of the warrants, as the case may be. Warrants to purchase debt securities, preferred stock or common stock of the registrant may be sold separately or with debt securities, preferred stock, depositary shares or common stock of the registrant.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of registration fees and will pay such fees on a “pay-as-you-go” basis in advance of or in connection with an offering of securities registered under this registration statement.